EXIBIT (10)(57)

FORM OF PROMISSORY NOTE
(with Conversion Rights)

U.S. $59,359.47

FOR VALUE RECEIVED, Attitude Drinks Incorporated, a Delaware corporation  (“Maker” or the “Company”), hereby promises to pay to Weed & Co. LLP, or assigns (“Payee” or “Holder”) the principal sum of Fifty Nine Thousand Three Hundred Fifty Nine Dollars and Forty Seven cents ($59,359.47), payable on or before May 5, 2012 (the “Due Date”).  This note shall bear interest at the rate of five percent (5%) simple interest per annum until paid in full.

Conversion Features of the Note.  Notwithstanding the foregoing, at the option of the Holder, at the Due Date, all or any portion of the unpaid accrued interest and/or unpaid principal amount of this note shall be converted into newly issued shares of Maker’s common stock at the lesser of a conversion price per share equal to (1) the closing price reported on the Maker’s primary trading market on the day prior to the conversion date or (2) the lowest conversion price for other convertible debt or securities issued by Company with the ability to be converted or exercised on the Due Date.  Notwithstanding the foregoing, in no event will the conversion price of this Note be at such an amount to trigger any conversion or exercise price reset or anti-dilution rights in existing convertible notes or other convertible securities on the Due Date. All amounts remaining unconverted at the Due Date shall remain payable and due to Holder. Principal and interest due under this Note may be converted into shares of the Maker’s common stock prior to the Due Date upon approval of both parties subject to the conversion provisions set forth above.

On the conversion date, the Holder may not convert any amount of the note into a number of shares of common stock which would be in excess of the sum of (i) the number of shares of common stock beneficially owned by the Holder and its affiliates on a conversion date, (ii) any common stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of common stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a conversion date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of common stock of the Maker on such conversion date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder. Subject to the foregoing, the Holder is not limited to aggregate conversions of 4.99%. The Holder shall have the authority to determine whether the restriction contained in this section will limit any conversion hereunder and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies. The Holder may waive the conversion limitation described in this section, in whole or in part, upon and effective after 61 days prior written notice to the Maker.

This promissory note has been delivered to Payee and accepted by Payee in the State of California and shall be governed and construed generally according to the laws of said State.  Maker and Payee each waive any objection to the jurisdiction of or venue in such court and to the service of process issued by such court and agree that each may be served by any method of process described in the Federal Rules of Civil Procedure.  Maker and Payee each waive (1) the right to claim that such court is an inconvenient forum or any similar defense and (2) trial by jury.

No waiver by the holder of any payment or other right under this Note shall operate as a waiver of any payment or right.  This promissory note can be repaid prior to the Due Date.

Executed on November 3, 2011

Attitude Drinks Incorporated

By: /S/ Roy G. Warren
Name: Roy G. Warren
Title: Chief Executive Officer

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note into Shares of Common Stock of (the “Maker”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:  ____________________________________________________

Conversion Price: _______per share

Shares To Be Delivered: _________________________________________________

Signature: ____________________________________________________________

Print Name: ___________________________________________________________

Address: _____________________________________________________________